EXHIBIT 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND VARIOUS STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

      THIS REDEEMABLE CLASS "A" WARRANT REPRESENTS THE RIGHT
             TO PURCHASE SHARES OF THE COMMON STOCK

                               OF

                     RENEWABLE ASSETS, INC.
                     ----------------------
                             Issuer

Issue Date:  ________________, 2005             Warrant No. A-___

      This Class "A" Common Stock Warrant ("Warrant") and the securities issuable upon its exercise (in whole or in part) have been sold to the Holder within Units pursuant to the Form SB-2 Registration Statement filed with, and declared effective by the Securities and Exchange Commission. The Warrants may be detached and separated from the Units and the Warrant and or the underlying shares may be freely sold, transferred or otherwise disposed of while they are the subject of an effective registration statement. The Class "A" Warrants are separable from the Units and Common Stock comprising the Units.

Registered Warrant Holder:

Name:_________________________

Address:______________________

______________________________

SS/Tax ID#____________________

     THIS CERTIFIES that ______________________ or any subsequent holder of all or part of this Class "A" Common Stock Purchase Warrant (the "Holder"), has the right to purchase from RENEWABLE ASSETS, INC., a Delaware corporation (the "Company"), up to __________ fully paid and nonassessable shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which this Warrant is


        Exh. 4.1 - Pg. 1


issued (the "Issue Date") and ending at 5:00 p.m., eastern  time,
on   the  second  (2nd)  anniversary  of  the  Issue  Date   (the
"Expiration Date").

     1.   Exercise.
          --------

      (a)   Right to Exercise; Exercise Price.  The Holder  shall
            ---------------------------------
have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The "Exercise Price" for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $0.50, subject to adjustment for the events specified in Section 6 below.

     (b)   Exercise  Notice.  In order to exercise this  Warrant,
           ----------------
the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the "Exercise Notice"), the original Warrant and, the Exercise Price. The Exercise Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such exercise shall be issued. If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company's independent accountants) within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c)        Holder  of  Record.  The Holder  shall,  for  all
                ------------------
purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

     (d)   Cancellation  of  Warrant.   This  Warrant  shall   be
           -------------------------
canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

     2.   Delivery of Warrant Shares Upon Exercise.  Upon receipt
          ----------------------------------------
of an Exercise Notice pursuant to paragraph 1 above, the Company shall, no later than the close of business on the later to occur of (i) the tenth (10th) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) the date on which the Company has received payment of the Exercise Price and the taxes specified in paragraph 1(b) above, if any, are paid in full, being referred to as a "Delivery Date"), issue and deliver or


        Exh. 4.1 - Pg. 2

cause to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, as soon as commercially reasonable after the delivery date.

     3.   Failure to Deliver Warrant Shares.
          ---------------------------------

     (a) In the event that the Company fails for any reason to deliver to the Holder the number of Warrant Shares entitled (an "Exercise Default"), and such default continues for ten (10) Business Days following delivery of a written notice of such default by the Holder to the Company, the Company shall pay to the Holder payments ("Exercise Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of fifteen percent (15%) and the maximum rate permitted by applicable law (the "Default Interest Rate"), where "N" equals the number of days elapsed between the date of delivery of the Holder's notice of default and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable hereunder shall be paid on or before the tenth (10th) Business Day of each calendar month following the calendar month in which such amount has accrued.

     (b) The Holder's rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

     4.    Exercise Limitations.  In no event shall the Holder be
           --------------------
permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph 4), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder's representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. The Company shall have no liability to any person if the Holder's determination of whether this Warrant is convertible pursuant to the terms hereof is incorrect. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4. This Section 4 may not be amended unless such amendment is agreed to in writing by the Holder and approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the Holder shall have the right, upon sixty (60) days' prior written notice to the Company, to waive the provisions of this Section 4.

     5.    Payment of the Exercise Price.  The Holder  shall  pay
           -----------------------------
the Exercise Price by delivering immediately available funds. It is intended and acknowledged that the Warrant Shares issued shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

      6.   Call Provision.   At any time after the issue date  of
           --------------
this Warrant, and prior to the Expiration Date, the Company, upon 30 days notice to Warrant holders, may call all of the outstanding, unexercised Warrants at the call price of $0.01 per Warrant and, if called, the Warrants thereafter will no longer be outstanding or of any further force or effect whatsoever.


        Exh. 4.1 - Pg. 3


     7.    Anti-Dilution Adjustments. The Exercise Price and  the
           -------------------------
number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 7:

     (a)   Subdivision or Combination of Common  Stock.   If  the
           -------------------------------------------
Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced on a weighted average number of shares outstanding basis. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased on a weighted average number of shares outstanding basis.

     (b)    Exceptions   To   Adjustment   Of   Exercise   Price.
            ----------------------------------------------------
Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (I) securities issued upon exercise of the Warrants; (II) shares of Common Stock issuable or issued to (x) employees or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans in effect as of the Issue Date or adopted after the Issue Date by members of the Board of Directors with substantially the same terms as such plans in effect as of the Issue Date, and (y) warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors; (III) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity occurring after the Effective Date;
(IV) shares issued to Persons with whom the Corporation is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company's business and not in connection with a transaction the primary purpose of which is to raise equity capital.

     (c)   Notice Of Adjustments.  Upon the occurrence of one  or
           ---------------------
more adjustments or readjustments of the Exercise Price resulting in a change in the Exercise Price by more than one percent (1%) in the aggregate, or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment or change, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.

     (d)    Major  Transactions.   In  the  event  of  a  merger,
            -------------------
consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), the Company will give the Holder at least thirty (30) days written notice prior to the closing of such Major Transaction (which period shall be increased to sixty-one (61) days if, at such time, without giving effect to the limitation on exercise contained in paragraph 4 hereof, the Holder would beneficially own more than 4.99% of the Common Stock then outstanding); provided, however, that the Company shall publicly disclose the terms of any such Major Transaction on or before the date on which it delivers notice of a Major Transaction to the Holder. Upon the occurrence of a Major Transaction, (i) the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to


        Exh. 4.1 - Pg. 4

the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issued to Holder for such exercise, the same per share consideration paid to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that the Holder retains any portion of this Warrant following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as are deemed appropriate by the Company's Board of Directors in order to preserve the economic benefits of this Warrant to the Holder.

     (e)   Adjustments; Additional Shares, Securities or  Assets.
           -----------------------------------------------------
In the event that at any time, as a result of an adjustment made pursuant to this paragraph 7, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this paragraph 7. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

     8.   Fractional Interests.
          --------------------

     No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

     9.   Transfer of this Warrant.
          ------------------------

     The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and applicable state securities laws. Upon such transfer or other disposition, the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within five (5) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

     10.  Benefits of this Warrant.
          ------------------------

     This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.


        Exh. 4.1 - Pg. 5


     11.  Loss, theft, destruction or mutilation  of Warrant.
          --------------------------------------------------

     Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     12.  Notice or Demands.
          -----------------

     Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and
(iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

     If to the Company:

     RENEWABLE ASSETS, INC.
     Attn:     Alfred M. Schiffrin, Chief Financial Officer
     7040 W. Palmetto Park Road, Bldg. 4, No. 572
     Boca Raton, FL 33433
     Telephone: (561) 488-9938
     Facsimile: (561) -338-0409

     with a copy to:

     Eugene Michael Kennedy, Esq.
     Law Offices of Eugene Michael Kennedy, P.A.
     517 Southwest First Avenue
     Fort Lauderdale, FL 33301
     Telephone: (954) 524-4155
     Facsimile:  (954) 524-4169

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

     13.  Taxes.
          -----

     (a) The issue of stock certificates on exercises of this Warrant shall be made without charge to the exercising Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Warrant exercised, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

     (b) Notwithstanding any other provision of this Warrant, for income tax purposes, any assignee or transferee shall agree that the Company and the Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or


        Exh. 4.1 - Pg. 6

transferee shall, upon request, execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States Federal income tax purposes.

     14.  Applicable Law.
          --------------

     This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida.

     15.  Amendments.
          ----------

     No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least sixty-six percent (66%) of the number of shares into which the Warrants are exercisable (without regard to any limitation contained therein on such exercise), it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.


                   [Signature Page to Follow]




















        Exh. 4.1 - Pg. 7


     IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

RENEWABLE ASSETS, INC.

By:_______________________________
Name:  Alfred M. Schiffrin
Title: Chief Executive Officer
       and Chief Financial Officer


































        Exh. 4.1 - Pg. 8


                                             EXHIBIT A to WARRANT
                                             --------------------

                         EXERCISE NOTICE
                         ---------------

     The  undersigned  Holder  hereby irrevocably  exercises  the
right  to purchase                  of the shares of Common Stock
("Warrant Shares") of RENEWABLE ASSETS, INC. evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     - Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as a Cash Exercise with respect to _________________ Warrant Shares; and/or

     - Payment of Exercise Price. The Holder has elected to exercise Warrants with respect to some or all of the Warrant Shares to be issued pursuant hereto, and accordingly shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.



Date: ______________________


____________________________
Name of Registered Holder

By:_________________________

Name:_______________________

Title:______________________






















        Exh. 4.1 - Pg. 9

                                             EXHIBIT B to WARRANT
                                             --------------------

                         TRANSFER NOTICE
                         ---------------



     FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or
persons  named below the right to purchase             shares  of
the Common Stock of RENEWABLE ASSETS, INC. evidenced by the attached Warrant.


Date: ______________________


____________________________
Name of Registered Holder

By:_________________________

Name:_______________________

Title:______________________

Transferee Name and Address:



























        Exh. 4.1 - Pg. 10